EXHIBIT 5.1
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PRICEWATERHOUSECOOPERS  [GRAPHIC OMITTED - LOGO]
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                                                PRICEWATERHOUSECOOPERS LLP
                                                111 5th Avenue SW, Suite 3100
                                                Calgary, Alberta
                                                Canada T2P 5L3
                                                Telephone +1 (403) 509 7500
                                                Facsimile +1 (403) 781 1825
                                                Direct Tel. +1 (403) 509 7558





CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the inclusion in this amendment to the registration statement of Canadian Pacific Railway Company on Form F-9 (the "Registration Statement") of our auditors' report and our comments by auditor for U.S. readers on Canada-U.S. reporting differences dated February 6, 2004, on the consolidated balance sheets of Canadian Pacific Railway Limited ("CPRL") as at December 31, 2003 and 2002, and the consolidated statements of income, retained income and cash flows for each year in the three-year period ended December 31, 2003.

We also consent to the references to us under the heading "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.


(SIGNED) "PRICEWATERHOUSECOOPERS LLP"


Chartered Accountants
Calgary, Alberta

May 6, 2004





PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.